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                                                                  Exhibit 10.103


                        FIRST AMENDMENT TO SECOND AMENDED
                        ---------------------------------
                           AND RESTATED LOAN AGREEMENT
                           ---------------------------

         This First Amendment to Second Amended and Restated Loan Agreement (this "Amendment") is entered into at Columbus, Ohio, by and among The Huntington National Bank, KeyBank National Association, Firstar Bank, N.A., The Provident Bank, National City Bank, Bankers Trust Company, PNC Bank, National Association, FirstMerit Bank, N.A. and First Union National Bank as lenders (collectively, the "Banks"); The Huntington National Bank and KeyBank National Association, as co-agents (the "Co-Agents"); The Huntington National Bank, as administrative agent (the "Administrative Agent"); Glimcher Properties Limited Partnership, as borrower (the "Company"); and Glimcher Realty Trust and Glimcher Properties Corporation, as guarantors (collectively the "Guarantor"), as of the 17th day of June, 1999, in order to amend the Second Amended and Restated Loan Agreement entered into by and among the parties as of the 15th day of May, 1997 (the "Loan Agreement").

         Whereas, the parties to this Amendment desire to add FirstMerit Bank, N.A. and First Union National Bank as Banks pursuant to the terms of the Loan Agreement and to amend certain of the provisions of the Loan Agreement, the Loan Agreement is hereby amended as follows:

         1. FirstMerit Bank, N.A. and First Union National Bank shall each hereby become a Bank as defined in the Loan Agreement effective as of the date of this Amendment, entitled to all the benefits and subject to all the obligations of a Bank under the terms of the Loan Agreement. FirstMerit Bank, N.A. and First Union National Bank each agrees to be bound by all those provisions of the Loan Agreement binding upon a Bank.

         2. All communications directed to FirstMerit Bank, N.A. and First Union National Bank under the Loan Agreement or the promissory notes or guarantees executed and delivered in connection herewith shall be mailed to the following respective addresses:

                                    FirstMerit Bank, N.A.
                                    One East Main Street
                                    West Jefferson, Ohio 43162
                                    Attention:  Robert A. Hiss

                                    First Union National Bank
                                    One First Union
                                    NC0166
                                    Charlotte, North Carolina 28288
                                    Attention:  Rex E. Rudy

         3. Upon the execution and delivery of this Amendment, the Company shall deliver to the Administrative Agent the sum of $20,000,000.00 to be applied to the reduction of the principal portion of the Advances outstanding on that date. The Administrative Agent shall disburse such funds as may be necessary to purchase the Pro Rata Share of Fleet National Bank (the "Terminating Bank") in the principal portion of the Advances outstanding on such date (the "Existing Advances"), net of any letter of credit fees previously paid to the Terminating Bank and unearned as of the date of this Amendment. Upon such date, the Administrative Agent shall collect from the Company and pay to the Terminating Bank its Pro Rata Share of the interest accrued on the Existing Advances. The pro rata sharing among the Banks of funding and receipt of payment contemplated in the Loan Agreement, as amended hereby, shall automatically become effective for each Advance made after the date of this Amendment, but shall be effective with respect to all letters of credit issued under the Loan Agreement and remaining outstanding on the effective date of this Amendment, whether issued on or after such date or prior thereto. The Administrative Agent shall pay to the Banks their Pro Rata Shares of the unearned standby letter of credit fees collected from the Terminating Bank.



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          4. Section 1.1  of the Loan Agreement is hereby amended to recite in its entirety as follows:

               The Banks agree to lend to the Company sums and issue letters of credit in face amounts totaling an aggregate amount of $170,000,000.00 (hereinafter referred to as the "Loan"), as co-lenders subject to the terms and conditions of this Agreement. The "Commitment Limit" of each Bank shall be the amount set forth opposite its signature on this Agreement or agreed to in any subsequent amendment to this Agreement, as hereinafter provided in this section. Any other provision of this Agreement notwithstanding, no Bank shall be required to fund any advance or undertake any obligation with respect to letters of credit issued hereunder in an aggregate amount that exceeds its Pro Rata Share of all advances made on the same date or that exceeds the amount of its Commitment Limit. In addition, no Advances shall be made or letters of credit issued at any time if, after giving effect thereto, the sum of the outstanding principal amount of the Loan and the aggregate of the face amounts of outstanding letters of credit (the "Total Outstandings") would exceed the lesser of (a) 65% of the fair market value of the properties then in the Collateral Pool, as determined on the basis of the most recent appraisals accepted by the Banks, and (b) the Aggregate Borrowing Base, as determined as of the end of the most recently completed fiscal quarter based upon the financial information required to be provided by the Company within the time period permitted for delivery of quarterly statements pursuant to Section 11(a). "Aggregate Borrowing Base" shall mean, on any date of determination, the sum of the Borrowing Bases for each property in the Collateral Pool. "Borrowing Base" shall mean the value ascribed to a property in the Collateral Pool for the purpose of this Section 1.1, calculated as follows: the Net Operating Income for such property shall be divided by the product of the Market Constant, 12 and 1.30. "Market Constant" shall mean the factor determined by the Administrative Agent by reference to a standard level constant payment table for a fully amortizing loan with a maturity of 25 years' duration based upon an assumed per annum interest rate equal to the greater of a (i) the ten-year U.S. Treasury constant maturities interest rate average, as announced weekly in Federal Reserve Statistical Release H.15, plus one and three-quarters percentage points (1.75%), or (ii) seven percent (7%). In the event that the Total Outstandings shall at any time exceed the lesser of the amounts described in (a) and (b) above, the Company agrees to provide within 30 days sufficient additional collateral (subject to all the requirements of Sections 7 and 9 hereof) such as to cause the Total Outstandings not to exceed such amount or to make such repayment of the Loan as may be required to reduce the Total Outstandings to the lesser of such amounts.


         5. Section 1.3 of the Loan Agreement is hereby amended to recite in its entirety as follows:

               The Co-Agents may from time to time with the consent of the Company add other commercial banks as Banks under this Agreement. In each case the addition of a Bank shall be made by (a) execution by such Bank, the Co-Agents, the Company and the Guarantor of an amendment in the form of Exhibit A to this Agreement in which the additional Bank agrees to be bound by all the terms and conditions of this Agreement and agrees to a Commitment Limit; (b) delivery to the additional Bank by the Company of a promissory note in the form of Exhibit B to this Agreement and in the



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               amount of such Bank's Commitment Limit; (c) delivery by the
               Guarantor of guarantees in favor of such Bank in the form of Exhibits C-1 and D-1 to the First Amendment to Second Amended and Restated Loan Agreement; and (d) receipt by the Administrative Agent from the additional Bank of its pro rata share of the outstanding principal amount of the Loan and payment of that amount pro rata to the Banks.

         6. Section 1.4 of the Loan Agreement is hereby amended to recite in its entirety as follows:


               The Loan shall take the form of a revolving credit, and the outstanding principal balance may be increased and decreased an unlimited number of times. The Company's right to obtain advances pursuant to the Loan shall terminate and the principal balance shall be payable on January 31, 2001 (the "Termination Date"). Each request for an advance under this Agreement or for the issuance of a letter of credit shall be directed to the Administrative Agent and accompanied by a statement signed by the Company by its chief executive officer, president, chief financial officer or controller, in such representative capacity, certifying that there does not then exist any Event of Default (as hereinafter defined).

         7. Section 1.5 of the Loan Agreement is hereby amended to recite in its entirety as follows:

               As part of the amount of the Loan available to the Company pursuant to Section 1.1, the Company shall have the right to obtain from the Administrative Agent standby letters of credit in face amounts aggregating up to $25,000,000.00 at any one time outstanding, provided that no letter of credit shall have an expiry date later than one year from the date of issuance, nor shall any such expiry date be later than the Termination Date unless such standby letter of credit is secured through the deposit with the Administrative Agent for the benefit of the Banks of cash equal to the face amount of the letter of credit. Each letter of credit shall be issued by The Huntington National Bank as Administrative Agent in the name of The Huntington National Bank. Each of the Banks hereby absolutely and unconditionally purchases from The Huntington National Bank, and The Huntington National Bank hereby sells to each of the Banks, an undivided participation interest in each letter of credit issued under this Agreement and in each letter of credit issued and outstanding under the First Restated Agreement in an amount equal to each Bank's Pro Rata Share. At the time of and as a condition to the issuance of each standby letter of credit under this Agreement, the Company shall pay to the Administrative Agent, for the benefit of the Banks, an annual issuance fee equal to one percent (1%) of the face amount of the letter of credit and shall pay to the Administrative Agent, individually, a facing bank fee equal to one-tenth of one percent (0.1%) of the face amount of the letter of credit. The Company shall also pay to the Administrative Agent, individually, its customary fees associated with the administration of standby letters of credit, including but not limited to those fees associated with the issuance of routine amendments and the processing of drawings. The Company's obligation to reimburse the Banks for the amount of a drawing under any standby letter of credit issued as part of the Loan shall be evidenced by a reimbursement agreement in the form customarily used by The Huntington National Bank.



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               Upon any failure of the Company promptly to reimburse the
               Administrative Agent pursuant to the terms of any reimbursement agreement executed and delivered in connection with the Loan, following any drawing upon a letter of credit, such reimbursement amount shall be immediately funded by the Administrative Agent through the making of an Advance under the Loan. Advances for the purpose of paying unreimbursed letter of credit drawings shall continue to be made by the Administrative Agent and funded by the Banks pro rata notwithstanding the existence of any Event of Default or any other cause; provided, however, that in no event shall the Banks be obligated to lend more than $170,000,000.00 in the aggregate, nor shall any individual Bank be obligated to lend more than the amount of its Commitment Limit.

         8. The definition of "Applicable Percentage" contained in Section 2.2 of the Loan Agreement is hereby amended to recite in its entirety as follows:

               "Applicable Percentage" shall mean a per annum percentage of interest equal to 1.60% if the Company's Leverage is less than
               0.40 to 1; 1.70% if the Company's Leverage is less than 0.50 to 1 and greater than or equal to 0.40 to 1; 1.80% if the Company's Leverage is less than 0.55 to 1 and greater than or equal to 0.50 to 1; and 1.90% if the Company's Leverage is greater than or equal to 0.55 to 1.

         9. The third sentence of Section 2.10 of the Loan Agreement is hereby amended to recite in its entirety as follows:

                  The Company agrees to pay to the Banks (excepting any Bank that may have ceased to fund its Pro Rata Share of Advances hereunder in violation of the terms of this Agreement) quarterly in arrears, commencing on the date of the First Amendment to Second Amended and Restated Loan Agreement, a quarterly usage fee equal to the sum of (x) one-quarter of one percent (1/4%) per annum on the amount by which the actual daily amount of the Loan outstanding during such quarter is less than $85,000,000.00, and (y) one-eighth of one percent (1/8%) per annum on the difference between $170,000,000.00 and the greater of $85,000,000.00 or the actual daily amount of the Loan outstanding during such quarter. For purposes of calculating the usage fee only, the commitment provided for in this Agreement shall be deemed to be outstanding to the extent of (a) 100% of the Company's aggregate Prime Interest Rate Advances and LIBO Rate Advances; and (b) 0% of the aggregate undrawn face amount of standby letters of credit issued under this Agreement. The Company shall be entitled, upon written notice to the Administrative Agent, to cancel or reduce the total commitment provided for herein; provided, however, that any such cancellation or reduction shall be irrevocable, any reduction shall be in the minimum amount of $5,000,000.00, and all then outstanding and unpaid principal (or amount thereof in excess of any remaining commitment), interest accrued thereon and fees, together with any sum due pursuant to Section
         2.8 hereof, shall be paid in full to the Banks.


         10. Section 7 of the Loan Agreement is hereby amended to recite in its entirety as follows:

                  As security for the Loan, the Company shall grant to the Administrative Agent, as collateral agent for the Banks, a first mortgage lien in the following properties owned by the Company: The Mall at Fairfield Commons in Beavercreek, Ohio; NewTowne Mall in New Philadelphia, Ohio; and Indian Mound Mall in Heath, Ohio (the foregoing




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         properties being referred to in the aggregate as the "Collateral
         Pool"). The Company, provided there is not then continuing an Event of Default, shall have the right to substitute in the Collateral Pool properties that are of equivalent or greater appraised fair market value and free of all liens and encumbrances other than real estate taxes and assessments not yet due and payable, easements, covenants, conditions and restrictions of record that do not materially interfere with the use of the premises as a mall or shopping center and the rights of parties in possession as tenants only, in each case upon the prior written approval of the Required Banks and, if not included in the Required Banks, the Co-Agents. Substitution of any property shall only be considered by the Banks upon the delivery by the Company to the Banks of (a) Evidence of Value (as hereinafter defined); (b) a current survey satisfactory in form and substance to the Co-Agents; (c) a current environmental report satisfactory in form and substance to the Co-Agents; (d) a current ALTA title insurance commitment and final mortgagee policy of title insurance for such property and all appurtenant easements thereto with such reinsurance and endorsements as the Banks may require, issued by an agent and underwriter acceptable to the Banks and conforming in all respects with the Administrative Agent's title insurance requirements; and (e) evidence that the property is insured under policies providing such coverages and insuring against such risks as is customary with respect to such commercial properties. "Evidence of Value" shall mean an independent appraisal satisfactory in form and substance to the Required Banks, conducted by appraisers selected by the Co-Agents, and in conformity with the usual appraisal standards of the Administrative Agent and with the requirements of all statutes, regulations and interpretations thereof to which the Banks, or any of them, are subject, establishing the substitute property to be of a value equal to or greater than the value of the property for which substitution is being made. In the event that the Required Banks shall determine that the loan to value ratio and Aggregate Borrowing Base requirements of Section 1.1 can be fulfilled without including in the Collateral Pool all the properties identified in this Section 7, and provided that there is not then continuing an Event of Default, the Company shall be permitted to designate the specific properties described in Section 7 that shall be included in the Collateral Pool, subject to the Company's ongoing obligation to remain in compliance at all times with Section 1.1.

         In the event that (A) any of the properties in the Collateral Pool are at any time released from inclusion pursuant to the provisions of this section, and (B) any of such properties are thereafter offered as substitute or additional properties pursuant to the terms hereof, and
         (C) neither the Company nor the Required Banks are then in possession of information suggesting a material decrease in the fair market value of such properties, and (D) none of the Banks is required by applicable law or regulation to obtain a new appraisal of such property, the Banks agree to accept as Evidence of Value the appraisals on such properties received in connection with the execution of this Agreement.


         11. Section 10.5 of the Loan Agreement is hereby amended to recite in its entirety as follows:

                  Neither the Company nor the Guarantor will create or incur, pursuant to any line of credit, working capital loan or comparable credit facility other than this Agreement, any indebtedness for borrowed money or advances. Neither the Company nor the Guarantor shall incur any other debt for borrowed money which provides for the creditor to have recourse to the Company or the Guarantor other than (a) loan



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                  indebtedness incurred in the ordinary course of business for the construction financing or permanent financing of real estate construction, expansion, renovation and acquisition, and (b) outstanding indebtedness of any one or more unconsolidated affiliates of Glimcher Realty Trust or the Company totaling in the aggregate no more than 8% of Total Asset Value (as defined in Section 10.29).

         12. Section 10.14 of the Loan Agreement is hereby amended to recite in its entirety as follows:

                  Investments in Joint Ventures by the Company and the Guarantor shall not exceed $325,000,000.00 plus 40% of the net proceeds of any public or private equity offering after the date of this Agreement, excluding proceeds received pursuant to the agreement with Nomura Asset Capital Corporation for the payment of $135,000,000.00 existing on the date of this Agreement.

         13. Section 10.20 of the Loan Agreement is hereby amended to recite in its entirety as follows:

                  The Company and the Guarantor shall at all times prior to the Termination Date maintain interest rate protection with respect to the interest obligations of the Company, the Guarantor, their Subsidiaries and all their Joint Ventures (as to the Glimcher Percentage of such Joint Ventures) from a company or companies and containing terms satisfactory to the Co-Agents, including but not limited to protection providing that the aggregate unprotected floating rate debt of those parties cannot exceed 15% of Total Asset Value (as defined in Section 10.29). The Company shall grant to the Administrative Agent for the benefit of the Banks a first priority security interest in every interest rate protection contract to which the Company is or may become in the future a party with respect to the Company's interest obligations relating to the Loan.

         14. Section 10.25 of the Loan Agreement is amended to read in its entirety as follows:

                  Maximum dividend payout as to common and preferred shares shall be 100% of Funds from Operations for the Company, the Guarantor and their respective Subsidiaries on a consolidated and cumulative basis over the prior four quarters. "Funds from Operations" shall mean net income less gains from property sales, plus losses from property sales and debt restructurings, amortization and depreciation (including, solely for the purpose of this definition, the Glimcher Percentage of the amortization and depreciation of Joint Ventures for such period), noncash expense and minority interest expense, less the sum of scheduled principal payments, excluding balloon payments, and capital expenditures (including the capital expenditures of each Joint Venture). For the purposes of this section, capital expenditures will be assumed to be $.15 per square foot of gross leaseable area in the properties operated and maintained by the Company, excluding ground leases, in excess of five years old, and the capital expenditures of each Joint Venture will be assumed to be such Joint Venture's Glimcher Percentage of such amount. Cash flow from properties that secure loans that are in default and as to which the indebtedness has been accelerated will be excluded from the calculation of Funds from Operations.

         15. Section 10.28 of the Loan Agreement is amended to read in its entirety as follows:


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                  The Company's and the Guarantor's pro-rated share of the
                  aggregate budgeted project costs of all projects under construction (whether such project is owned by the Company, the Guarantor, a Subsidiary or a Joint Venture) shall not exceed 22.5% of Total Asset Value, as defined in Section 10.29 hereof. For the purposes of this Section 10.28, "project costs" shall include (except with regard to the Elizabeth MetroMall and to the extent otherwise determined by the Co-Agents) expenses associated with off-site improvements. The Company's and the Guarantor's pro-rated share of project costs shall be deemed to be the higher of the percentage of (i) their liability for indebtedness incurred in connection with the project (with that percentage to be calculated by dividing the maximum dollar amount of the aggregate liability of the Company and the Guarantor with respect to such project by the maximum project indebtedness that could be outstanding subject to such liability pursuant to agreements in effect at the time of the calculation) or (ii) their percentage ownership interest in such project; provided, however, that for each project owned by a Joint Venture in connection with which the Company or the Guarantor has executed a completion, payment or collection guaranty, the pro-rated share shall be 100% of the project costs for such project. "Project costs" as used in this Section 10.28 shall not include the project costs for any project as to which construction has been substantially completed and the project is producing Net Operating Income (as hereinafter defined for the purposes of this Section 10.28) equal to or exceeding interest debt service for two consecutive months. For the purposes of this Section 10.28 only, "Net Operating Income" shall be defined as the sum of
                  (i) two consecutive months' actual rental income and common area reimbursements from tenants in occupancy for 12 months or more, (ii) one-sixth of the annualized actual base rental income and common area reimbursements for tenants open and operating for less than 12 months, (iii) two months' pro-forma rental income from tenants that have executed leases (approved if necessary) and are scheduled to open within 90 days, and
                  (iv) actual other income (not annualized) during the two consecutive month test period, including other recurring tenant reimbursements, and temporary tenant income, less (i) rent payable during the two consecutive month test period, pursuant to leases which are in default, (ii) rent payable during the two consecutive month test period pursuant to leases that have expired within the previous 12 months, or are scheduled to expire within the 60 day period following such test period, (iii) one-sixth of the annualized pro-forma operating expenses for the first 12 months after opening (and actual operating expenses thereafter during the two consecutive month test period), including a 4% management fee, and (iv) a tenant improvement and capital expenditure reserve in the amount of $0.025 per square foot of owned gross leasing area.

         16. Section 10.29 of the Loan Agreement is amended to read in its entirety as follows:

                  The consolidated total debt of the Company, the Guarantor and their respective Subsidiaries (determined in accordance with generally accepted accounting principles), plus, as to unconsolidated affiliates, the product of the outstanding debt of such affiliates and the greater of (i) the percentage of such affiliates' debt for which creditors of such affiliates have recourse to the Company or the Guarantor (the "Recourse Percentage"), or (ii) the percentage of the aggregate ownership of the Company and the Guarantor in such affiliate, whether owned pursuant to a preferred or common equity interest (the "Ownership Percentage") (such greater percentage, the "Glimcher




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                  Percentage"), shall not exceed 60% of the Total Asset Value, to be tested as of the end of each fiscal quarter. The Ownership Percentage in each unconsolidated affiliate shall be determined by dividing the sum of the value of the preferred ownership interest of the Company, the Guarantor and their respective Subsidiaries in the unconsolidated affiliate and the value of the common ownership interest of the Company, the Guarantor and their respective Subsidiaries in the unconsolidated affiliate by the total preferred and common equity in such unconsolidated affiliate. For the purposes of this Agreement, an ownership interest shall be deemed to be "preferred" if the ownership of such interest provides to the owner a preference over the owners of common ownership interests in sharing in either or both of operating cash flow and cash flow from capital transactions. "Total Asset Value" shall mean the aggregate of the Company's, the Guarantor's and their respective Subsidiaries' cash and cash substitutes, Value of Wholly-Owned Properties and Value of Partially-Owned Properties. "Value of Wholly-Owned Properties" means the sum of the following:

                  (1) the Company's and the Guarantor's EBITDA from the preceding four consecutive quarters, less EBITDA from properties owned for less than twelve (12) months (but not including any properties included in category (3) below) less income plus losses from unconsolidated ventures, divided by a capitalization rate of 8.75% for enclosed malls and 10.00% for other income-producing properties;

                  (2) the actual purchase price of properties (exclusive of soft costs paid by the buyer or the seller) that have been owned less than twelve (12) months (but not including any properties included in category (3) below);

                  (3) the market value of each project under development, which shall be its cost until earlier of (A) 48 months from the beginning of construction, (B) 30 months from the issuance of the Certificate of Occupancy for such development property, or (C) 24 months from the opening of such development property to the general shopping public; and

                  (4) for each expansion of a property for the purpose of increasing that property's gross leaseable area, where such expansion is undertaken pursuant to a budget containing construction expenses deemed reasonable and appropriate by the Co-Agents and in an aggregate amount in excess of $5,000,000.00, during the period of 18 months following the commencement of construction, the amounts expended by the Company and the Guarantor pursuant to that budget.

                  "Value of Partially-Owned Properties" means the sum of the following:

                  (1) the value of all partially-owned and not consolidated operating properties owned for at least twelve (12) months (but not including any properties included in category (3) below), which shall be the sum of, for each property, the product of that property's EBITDA and the Glimcher Percentage of the affiliate that owns such property, divided by a capitalization rate of 8.75% for enclosed malls and 10.00% for other income-producing properties;



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                  (2)      the value of partially-owned and not consolidated
                           operating properties owned for less than twelve (12) months (but not including any properties included in category (3) below), which shall be the sum of, for each property, the product of that property's purchase price (exclusive of soft costs paid by the buyer or the seller) and the Glimcher Percentage of the affiliate that owns such property;

                  (3) the value of partially-owned and not consolidated development properties, which shall be the sum of, for each such property, until the earlier of (A) 48 months from the beginning of construction, (B) 30 months from the issuance of the Certificate of Occupancy for such development property, or, (C) 24 months from the opening of such development property to the general shopping public, the product of that property's cost and the Glimcher Percentage of the affiliate that owns such property; and


                  (4) for each expansion of a partially-owned and not consolidated property for the purpose of increasing that property's gross leasable area, where such expansion is undertaken pursuant to a budget containing construction expenses deemed reasonable and appropriate by the Co-Agents and in an aggregate amount in excess of $5,000,000.00, during the period of 18 months following the commencement of construction, the product of the amounts expended by the Company and the Guarantor pursuant to that budget and the Glimcher Percentage of the affiliate that owns such property.


         17. Section 11(b) of the Loan Agreement is amended to read in its entirety as follows:

                  within 45 days after the end of each quarter (including the fourth fiscal quarter), or by such later time as may be permitted for the delivery of quarterly financial statements pursuant to Section 11(a), a statement signed by each of the Guarantor's and the Company's chief executive officer, president or chief financial officer in their respective representative capacities certifying the compliance by each with the terms of this Agreement; providing calculations demonstrating the Company's compliance with the covenants contained in Sections 10.5(b), 10.10, 10.14, 10.20, 10.25,
                  10.27, 10.28, 10.29 and 10.30 hereof; and calculating the Company's Aggregate Borrowing Base as provided in Section 1.1 hereof and the Company's Leverage and resulting Applicable Percentage as both are defined in Section 2.2 of this Agreement;

         18. The Banks acknowledge their receipt and approval of appraisals establishing to the satisfaction of the Banks that the total of the Commitment Limits does not exceed 65% of the fair market value of the properties in the Collateral Pool.

         19. The effectiveness of this Amendment is further expressly conditioned upon the payment to the Administrative Agent for distribution to the Banks in accordance with their interests of an Extension Fee equal to 30 basis points on the amount of the Loan and a Modification Fee equal to 10 basis points on the amount of the Loan.

         20. The effectiveness of this Amendment is further expressly conditioned upon the Company and the Guarantor providing to the Co-Agents an endorsement to the policy of title insurance issued in connection with the initial closing of the Loan confirming that the mortgage liens held by the Co-Agents as security for the Loan remain, following the execution of this Amendment and the recording in the land records where each of the properties is situated of an instrument of modification, first priority liens against each of the properties in the Collateral Pool. Such endorsement shall update the effective date of each of the policies and identify the insured instrument to be the mortgage as modified by the aforementioned instrument of modification.

         21. The Company and the Guarantor represent and warrant that no Event of Default has occurred and is continuing, nor will any occur immediately after the execution and delivery of this Amendment by the performance or observance of any provision hereof or thereof.

         22. Each reference to the Loan Agreement, whether by use of the phrase "Loan Agreement," "Agreement," the prefix "herein" or any other term, and whether contained in the Loan Agreement itself, in this Amendment, in any document executed concurrently herewith or in any loan documents executed hereafter, shall be construed as a reference to the Loan Agreement as previously amended and as amended by this Amendment.

         23. Except as previously amended and as modified herein, the Loan Agreement and the Loan Documents shall remain as written originally and in full force and effect in all respects, and nothing herein shall affect, modify, limit or impair any of the rights and powers which the Banks may have thereunder.

         24. The Company and the Guarantor agree to perform and observe all the covenants, agreements, stipulations, and conditions to be performed on its part under the Loan Agreement, the promissory notes and guarantees executed and delivered in connection herewith, the Loan Documents, and all other related agreements, as amended by this Amendment.

         25. The Company and the Guarantor hereby represent and warrant to the Co-Agents and the Banks that (a) the Company and the Guarantor have legal power and authority to execute and deliver the within Amendment; (b) the respective officers executing the within Amendment on behalf of the Company and the Guarantor have been duly authorized to execute and deliver the same and bind the Company and the Guarantor with respect to the provisions provided for herein and therein; (c) the execution by the Company and Guarantor and the performance and observance by the Company and the Guarantor of the provisions hereof do not violate or conflict with the articles of incorporation, regulations or by-laws of the Company or the Guarantor or any law applicable to the Company or the Guarantor or result in the breach of any provision of or constitute a default under any agreement, instrument or document binding upon or enforceable against the Company or the Guarantor; and (d) this Amendment constitutes a valid and legally binding obligation upon the Company and the Guarantor, subject to applicable bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights generally, to general equitable principles and to applicable doctrines of commercial reasonableness.

          26. This Amendment shall become effective only upon (a) its execution by all parties hereto, which execution may be in any number of counterparts, but all of which when taken together shall constitute one and the same document; (b) execution and delivery by the Company and Guarantor to each of the Banks of promissory notes in the form of Exhibit B to the Loan Agreement in the amount of each such Bank's respective Commitment Limit; and (c) execution and delivery by the Guarantor to each Bank of guarantees in the form of Exhibits C-1 and D-1 to this Amendment, in substitution for the guarantees previously executed and delivered.

         27. The capitalized terms used herein shall have the same meanings as the capitalized terms used in the Loan Agreement.

         IN WITNESS WHEREOF, the Company, the Guarantor, the Banks, the Co-Agents and the Administrative Agent have hereunto set their hands as of the 17th day of June, 1999.

                                   COMPANY:

                                   GLIMCHER PROPERTIES LIMITED
                                   PARTNERSHIP

                                   By:  GLIMCHER PROPERTIES CORPORATION

                                   Its:  Sole General Partner

                                   By:  /s/ William G. Cowely
                                      ------------------------------------

                                   Its: Exec. Vice President COO & CFO
                                       -----------------------------------

                                   GUARANTOR:

                                   GLIMCHER REALTY TRUST

                                   By:  /s/ William G. Cowely
                                      ------------------------------------

                                   Its: Exec. Vice President COO & CFO
                                       -----------------------------------

                                   GLIMCHER PROPERTIES CORPORATION

                                   By:  /s/ William G. Cowely
                                      ------------------------------------

                                   Its: Exec. Vice President COO & CFO
                                       -----------------------------------


                                   BANKS:

COMMITMENT LIMIT:                  THE HUNTINGTON NATIONAL BANK
$30,000,000.00

                                   By:   /s/ David H. DeVictor
                                      ------------------------------------

                                   Its:  Vice President
                                       -----------------------------------



COMMITMENT LIMIT:                  KEYBANK NATIONAL ASSOCIATION
$30,000,000.00
                                   By:   /s/ Dan Heberle
                                      ------------------------------------

                                   Its:  Vice President
                                       -----------------------------------



COMMITMENT LIMIT: _________        BANKERS TRUST COMPANY
$25,000,000.00

                                   By:   /s/ Steven P. Lapham
                                      ------------------------------------

                                   Its:  Principal
                                       -----------------------------------

COMMITMENT LIMIT:                  FIRSTAR BANK, N.A.
$20,000,000.00
                                   By:   /s/ Marilyn K. Miller
                                      ------------------------------------

                                   Its:  Vice President
                                       -----------------------------------



COMMITMENT LIMIT:                  PNC BANK, NATIONAL ASSOCIATION
$10,000,000.00
                                   By:  /s/ Wayne Robertson
                                      ------------------------------------

                                   Its:  Vice President
                                       -----------------------------------



COMMITMENT LIMIT:                  FIRSTMERIT BANK, N.A.
$10,000,000.00

                                   By:   /s/ William P. Randolph
                                      ------------------------------------

                                   Its:  Executive Vice President
                                       -----------------------------------



COMMITMENT LIMIT:                  FIRST UNION NATIONAL BANK
$15,000,000.00

                                   By:  /s/ Rex E. Rudy
                                      ------------------------------------

                                   Its:  Vice President
                                       -----------------------------------



COMMITMENT LIMIT:                  THE PROVIDENT BANK
$10,000,000.00
                                   By:  /s/ Brent E. Johnson
                                      ------------------------------------

                                   Its:  Vice President
                                       -----------------------------------



COMMITMENT LIMIT:                  NATIONAL CITY BANK
$20,000,000.00
                                   By:   /s/ Steven A. Smith
                                      ------------------------------------

                                   Its:  Vice President
                                       -----------------------------------


                                   CO-AGENTS:

                                   THE HUNTINGTON NATIONAL BANK

                                   By:   /s/ David H. DeVictor
                                      ------------------------------------

                                   Its:  Vice President
                                       -----------------------------------

                                   KEYBANK NATIONAL ASSOCIATION

                                   By:   /s/ Dan Heberle
                                      ------------------------------------

                                   Its:  Vice President
                                       -----------------------------------



                                   ADMINISTRATIVE AGENT:

                                   THE HUNTINGTON NATIONAL BANK

                                   By:   /s/ David H. DeVictor
                                      ------------------------------------

                                   Its:  Vice President
                                       -----------------------------------